                                                                    Exhibit 10.9


               AMENDMENT #4 TO CONSULTING AND TECHNOLOGY AGREEMENT

                             RICHARD JONATHAN COHEN

                                       And

                              CAMBRIDGE HEART, INC.

The Consulting and Technology Agreement ("Agreement") originally dated February 8, 1993 and amended May 26, 1998, June 1, 2000 and Jan 1, 2002 is amended effective Jan 1, 2003:

1) The term is extended to December 31, 2003 and is automatically renewed year to year unless either party gives notice to the other party of their desire not to renew with a minimum of 45 days notice.

2) Effective Jan 1, 2003 the monthly retainer is reduced to $7,500 per month.

3) COHEN is hereby granted a restricted stock award of 100,000 shares of Cambridge Heart, Inc. common stock. THIS AWARD IS CONTINGENT ON SHAREHOLDER APPROVAL OF AN AMENDMENT TO THE 2001 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE. If the shareholders do not approve such amendment then Cambridge Heart will increase the monthly retainer to $15,000 for the final 6 months of 2003. The award will vest in its entirety Jan 1, 2004 so long as this consulting agreement remains in effect through the term mentioned above in section 1.

4) Both parties agree to meet and discuss renewal terms not less than 60 days prior to the end of the term.

Terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

All of the other terms of the Agreement are hereby ratified and confirmed.

This agreement is not effective until ratified by the Board of Directors of Cambridge Heart, Inc.

RICHARD J. COHEN                            CAMBRIDGE HEART, INC.

By: /s/ Richard J. Cohen                    By: /s/ David A. Chazanovitz
    --------------------                        ------------------------

Date: January 28, 2003                      Date: January 28, 2003
      ----------------                            ----------------